UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Diffusion Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Diffusion Pharmaceuticals Inc.
1317 Carlton Avenue, Suite 200
Charlottesville, Virginia 22902

May 20, 2021

Dear Fellow Stockholders:

We are pleased to invite you to join us for the Diffusion Pharmaceuticals Inc. 2021 Annual Meeting of Stockholders to be held on Friday, June 25, 2021, at 1:00 p.m., Eastern Time. The Annual Meeting will be conducted as a virtual meeting hosted by means of a live webcast. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. You or your proxyholder will be able to attend the Annual Meeting online, vote, and submit questions by following the instructions provided in the accompanying Notice Regarding the Availability of Proxy Materials and proxy statement.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

On behalf of the Board of Directors and management of Diffusion Pharmaceuticals Inc., it is my pleasure to express our appreciation for your support.

Sincerely,

/s/ Robert J. Cobuzzi, Jr.

Robert J. Cobuzzi, Jr.
President and Chief Executive Officer

Your vote is important. Please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card, by using Internet or telephone voting as described in the accompanying proxy statement, or by following the other instructions for voting on the accompanying Notice Regarding the Availability of Proxy Materials.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 25, 2021

To the Stockholders of Diffusion Pharmaceuticals Inc.:

The 2021 Annual Meeting of Stockholders of Diffusion Pharmaceuticals Inc., a Delaware corporation, will be held virtually on Friday, June 25, 2021 at 1:00 p.m. Eastern Time by means of a live webcast for the following purposes:

1.	To elect seven persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2020, as disclosed in the accompanying proxy statement;

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executed officers; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

You will be able to submit questions in advance of the meeting, listen to the meeting live, and vote online. To access and participate in the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the applicable instructions provided in the proxy statement that follows.

The meeting webcast will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the number on the virtual meeting portal landing page for assistance. For additional information on how you can attend and participate in the Annual Meeting, please see the instructions beginning on page 1 of the proxy statement that follows. As the Annual Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Only stockholders of record at the close of business on May 5, 2021 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available beginning June 15, 2021, the date which is ten days prior to the date of the meeting, during normal business hours for examination by any stockholder registered on Diffusion’s stock ledger as of the record date for any purpose germane to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Friday, June 25, 2021

Our proxy statement and annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.envisionreports.com/DFFN.

By Order of the Board of Directors,
/s/ William K. Hornung
William K. Hornung
Chief Financial Officer

May 20, 2021
Charlottesville, Virginia

TABLE OF CONTENTS

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INTRODUCTORY NOTES

Note Regarding Company References and Other Defined Terms

Unless the context otherwise requires, in the accompanying Proxy Statement and related materials, (i) references to the “Company,” “we,” “our,” or “us” refer to Diffusion Pharmaceuticals Inc. and (ii) references to “common stock” refer to the common stock, par value $0.001 per share, of the Company. We have also used several other defined terms in the accompanying Proxy Statement and related materials, which are explained or defined below:

Term	Definition

2015 Equity Plan	Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan, as amended

401(k) Plan	Diffusion Pharmaceuticals Inc. 401(k) Defined Contribution Plan

Annual Meeting	2021 Annual Meeting of Stockholders of Diffusion Pharmaceuticals Inc. to be held virtually at 1:00 p.m. Eastern Time, on Friday, June 25, 2021

Annual Report	this Annual Report on Form 10-K

Black-Scholes Model	Black-Scholes-Merton derivative investment instrument pricing model

Board	our board of directors

Bylaws	the Company's bylaws, as amended

Computershare	Computershare Inc., our transfer agent and registrar

Diffusion LLC	Diffusion Pharmaceuticals LLC, a Virginia limited liability company and our wholly owned subsidiary

Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

Exchange Act	Securities Exchange Act of 1934, as amended

KPMG	KPMG LLP, our independent registered public accounting firm for the fiscal year ending December 31, 2021

Nasdaq	Nasdaq Stock Market, LLC

NQO	non-qualified option

Proxy Statement	this definitive proxy statement on Schedule 14A for our 2021 Annual Meeting of Stockholders

Radford	Radford, a partial business unit of Aon plc, independent consultant to the Compensation Committee of the Board

Record Date	May 5, 2021

Regulation S-K	Regulation S-K promulgated under the Securities Act

SEC	U.S. Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

Tax Code	U.S. Internal Revenue Code of 1986, as amended

U.S.	United States

Note Regarding Stock Splits

Unless the context otherwise requires, in this Proxy Statement, all share and per share amounts related to our common stock give effect to (i) our 1-for-15 reverse stock split effective December 13, 2018 and (ii) our 1-for-10 reverse stock split effective August 17, 2016.

Note Regarding Trademarks, Trade Names, and Service Marks

This Proxy Statement contains certain trademarks, trade names, and service marks of ours, including “DIFFUSIO2N.” All other trade names, trademarks, and service marks appearing in this Proxy Statement are, to the knowledge of Diffusion, the property of their respective owners. To the extent any such terms appear without the trade name, trademark, or service mark notice, such presentation is for convenience only and should not be construed as being used in a descriptive or generic sense.

1317 Carlton Avenue, Suite 200
Charlottesville, Virginia 22902

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY JUNE 25, 2021

The Board is using this Proxy Statement to solicit your proxy for use at the Diffusion Pharmaceuticals Inc. 2021 Annual Meeting of Stockholders to be held virtually at 1:00 p.m., Eastern Time, on Friday, June 25, 2021. The Board expects to make available electronically or to send to our stockholders the Notice of Annual Meeting of Stockholders, this Proxy Statement and a form of proxy on or about May 20, 2021.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting. The Annual Meeting will be conducted online only. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement by following instructions included in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and where will the Annual Meeting be held?

The Annual Meeting will be held online via live webcast on Friday, June 25, 2021, at 1:00 p.m., Eastern Time.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online by visiting www.meetingcenter.io/204775050. You also will be able to vote your shares online by attending the Annual Meeting webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. The password for the meeting is DFFN2021. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. Eastern Time on June 25, 2021. We encourage you to access the meeting approximately 15 minutes prior to the start time in order to leave ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Do I need to register to attend the Annual Meeting?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 22, 2021.

You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.

Requests for registration should be directed to Computer through the following means:

By email : Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail :

Computershare

Diffusion Pharmaceuticals Inc. – Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Do I have the option to call in to the Annual Meeting instead of attending the live webcast?

No. Stockholders will not have the option to call in to the virtual meeting and listen by telephone. To participate in the Annual Meeting, stockholders must stream the Annual Meeting live via webcast.

How do I submit questions for the Annual Meeting?

You can submit questions pertinent to meeting matters at the virtual Annual Meeting only if you are a stockholder of record of the Company at the close of business on the Record Date or if you were a beneficial owner as of the Record Date and you registered in advance to attend the Annual Meeting.

If you wish to submit a question, you may log into the virtual annual meeting website beginning 15 minutes prior to the start of the annual meeting and submit questions online. Once past the login screen, click on the “messages” icon at the top of the screen to submit your question. Stockholders may also submit questions prior to the date of the Annual Meeting by e-mailing them to proxyrequests@diffusionpharma.com.

In accordance with the rules of order, a copy of which will be available during the Annual Meeting, only questions pertinent to meeting matters will be answered. In the interest of fairness to all stockholders, the question and answer period will be limited to a total of twenty minutes and multiple questions submitted on the same topic will be summarized and responded to collectively. The Company reserves the right to not address any questions that are repetitious, irrelevant to the Company’s business, related to pending or threatened litigation, derogatory in nature, related to personal grievances, or otherwise inappropriate.

During the Annual Meeting, we are committed to acknowledging each appropriate question in the order in which it was received. When submitting questions, stockholders should identify themselves and provide contact information in the event follow up is necessary. Each stockholder who submits a question will be identified before his or her question is answered. Any questions relevant to the business of the Annual Meeting that cannot be answered due to time constraints can be submitted to Diffusion Investor Relations by e-mailing info@diffusionpharma.com.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast.

Whom do I contact if I am encountering difficulties attending the Annual Meeting online?

If you encounter technical difficulties accessing or during the virtual Annual Meeting, please click on the “Help” link in the upper right hand corner during the webcast for additional information or you may call Computershare at 1-888-724-2416 if you need additional assistance

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following proposals:

1.	To elect seven persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2020, as disclosed in the accompanying proxy statement;

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executed officers; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on May 5, 2021, the Record Date, will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of the Record Date, we anticipate there will be approximately 101,903,979 shares of our common stock outstanding. The actual number of shares of our common stock outstanding on the Record Date will be reported on a Current Report on Form 8-K following the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How do I vote my shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank, or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:

●	Virtually, by joining the Annual Meeting and following the voting instructions available on the meeting portal during the meeting.

●	Vote by Internet, by going to the web address http://www.envisionreports.com/DFFN and following the instructions for Internet voting shown on your proxy card.

●	Vote by Telephone, by dialing 1-800-652-8683 and following the instructions for telephone voting shown on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating, and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote virtually at the Annual Meeting or electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m. Eastern Time on Thursday, June 24, 2021. Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How will my shares be voted?

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

●	Vote FOR all seven of the nominees for director;
●	WITHHOLD your vote from all seven of the nominees for director; or
●	WITHHOLD your vote from one or more of the seven nominees for director that you designate.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm and Proposal No. 3 – Advisory Vote on Executive Compensation:

●	Vote FOR the proposal;
●	Vote AGAINST the proposal; or
●	ABSTAIN from voting on the proposal.

For Proposal No. 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, you may vote for a frequency of EVERY 1 YEAR, EVERY 2 YEARS, or EVERY 3 YEARS, or you may abstain from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR all seven of the nominees for director in Proposal No. 1—Election of Directors;
●	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;
●	FOR Proposal No. 3— Advisory Vote on Executive Compensation; and
●	For a frequency of EVERY 1 YEAR with respect to Proposal No. 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

How can I revoke or change my vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending timely written notice of revocation to our General Counsel & Corporate Secretary; or
●	Attending the Annual Meeting and voting virtually.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

How many shares must be present to hold the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the shares of our common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

What vote is required for each proposal to be approved?

Assuming a quorum is present at the Annual Meeting, the following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares by brokers (referred to as broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	Plurality of the votes cast	No effect	Not voted/No effect

2	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present virtually or represented by proxy and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect

3	Advisory Vote on Executive Compensation	Majority of shares present virtually or represented by proxy and entitled to vote	Counted “against”	Not voted/No effect

4	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	Plurality of votes cast	No Effect	Not voted/No effect

Who will count the votes at the Annual Meeting?

We currently expect that Computershare Inc. will tabulate the votes and our General Counsel & Corporate Secretary will be our inspector of elections for the Annual Meeting.

Whom do I contact if I have questions regarding the Annual Meeting?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact us via e-mail at proxyrequests@diffusionpharma.com or Computershare via mail at:

Computershare
Diffusion Pharmaceuticals Inc. – Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Annual Meeting if a quorum is not present.

How will business be conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Bylaws will be considered, and no such nominations or other proposals were received. In order for a stockholder proposal to have been included in our proxy statement for the Annual Meeting, our General Counsel & Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials. Under our Bylaws, in order to be included in this Proxy Statement, complete and timely written notice of a proposed nominee for election to the Board at the Annual Meeting or a proposal for any other business to be brought before the Annual Meeting must have been received by our General Counsel & Corporate Secretary not later than the close of business on the ninetieth day prior to the anniversary of the delivery of our proxy statement in connection with our 2020 Annual Meeting of Stockholders (i.e. February 6, 2021).

CORPORATE GOVERNANCE

Introduction

Our common stock is currently listed for quotation on the Nasdaq Capital Market under the symbol “DFFN.” As required by the Listing Rules of the Nasdaq Capital Market, the Board has adopted certain governance standards, including its standard of independence.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, a copy of which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.diffusionpharma.com. Among the topics addressed in our Corporate Governance Guidelines are:

●	Board size, composition and qualifications;	●	Retirement and resignation policy;
●	Selection of directors;	●	Board compensation;
●	Board leadership;	●	Loans to directors and executive officers;
●	Board committees;	●	Chief Executive Officer evaluation;
●	Board and committee meetings;	●	Board and committee evaluations;
●	Executive sessions of outside directors;	●	Director continuing education;
●	Meeting attendance by directors and non-directors;	●	Succession planning;
●	Appropriate information and access;	●	Related person transactions;
●	Ability to retain advisors;	●	Communication with directors;
●	Conflicts of interest and director independence;	●	Director attendance at annual meetings of stockholders; and
●	Board interaction with corporate constituencies;	●	Change of principal occupation and board memberships.
●	Stock ownership by directors and executive officers;
●	Retirement and term limits;

Directors & Director Independence

The Board has determined that four of our seven current directors — Robert Adams, Mark T. Giles, Jane H. Hollingsworth, and Alan Levin — are “independent directors” under the Listing Rules of the Nasdaq Capital Market. Two of our current directors – David G. Kalergis and John L. Gainer – will not stand for re-election at the Annual Meeting and, accordingly, their term on the Board will end upon the conclusion of the Annual Meeting. Following the Annual Meeting, assuming our stockholders elect the seven nominees of the Board set forth in this Proxy Statement, the Board has determined that six of our seven director nominees – Eric Francois, Diana Lanchoney, and each of the individuals identified above as independent directors – would be “independent directors” under the Listing Rules of the Nasdaq Capital Market.

Board Leadership Structure

The Board believes that our stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person. The Board believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.

Currently, David G. Kalergis serves the Chairman of the Board and Robert J. Cobuzzi, Jr. serves as our Chief Executive Officer. The Board believes that it is currently in the best interests of the Company’s stockholders to separate these offices. This separation allows for our Board Chair to act as a bridge between the Board and the operating organization, while our Chief Executive Officer focuses on running the Company’s business. The Board believes that this separation allows for a more effective utilization of the proven leadership capabilities, breadth of industry experience and business success of the individuals holding both positions, and that the Company and its stockholders are best currently served by this leadership structure. Following the Annual Meeting, assuming our stockholders elect the seven nominees of the Board set forth in this Proxy Statement, the Board will elect a new Chair of the Board in accordance with our Bylaws.

Executive Sessions

Generally, at regular meetings of the Board, our independent directors meet in executive session with no company management present during a portion of the meeting. Mr. Giles, as our lead independent director, presides over these executive sessions and serves as a liaison between the independent directors and our Chief Executive Officer.

Board Meetings and Attendance

During 2020, the Board held 12 meetings, including joint meetings with committees of the Board. Each of the directors on the Board during 2020 attended 75 percent or more of the aggregate meetings of the Board and all committees on which he or she served for the period during 2020 in which he or she served as a director. In addition, the Company’s directors are expected to attend annual meetings of stockholders, and all of the Company’s directors who were serving as directors at the time of the 2020 annual meeting attended the 2020 annual meeting of stockholders or participated electronically.

Board Committees

The Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the composition and responsibilities described below. The Board, from time to time, may establish other committees to facilitate the management of the Company and may change the composition and the responsibilities of the existing committees. Each of the three standing committees has a charter which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.diffusionpharma.com.

Messrs. Adams, Giles, and Levin and Ms. Hollingsworth currently serve as the members of all three of the standing committees. In addition, Dr. Cobuzzi served on the Compensation Committee and Nominating and Corporate Governance Committee following his appointment to the Board in January 2020 until his appointment as President and Chief Executive Officer in September 2020. Following the Annual Meeting, assuming our stockholders elect the seven nominees of the Board set forth in this Proxy Statement, the Board may determine to modify certain committee membership and/or chairs in accordance with our Bylaws and the respective committee charters.

Audit Committee

Responsibilities.

The primary responsibilities of the Audit Committee include:

●

overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

●

having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

●

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●

reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

●

overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Audit Committee are Messrs. Adams, Giles, and Levin and Ms. Hollingsworth. Mr. Levin is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the Listing Rules of the Nasdaq Capital Market and the rules and regulations of the SEC and is “financially literate” under the Listing Rules of the Nasdaq Capital Market. In addition, the Board has determined that Mr. Levin qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of the Nasdaq Capital Market as a result of his experience in senior financial positions. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the Nasdaq Capital Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Meetings. The Audit Committee met four times during 2020.

Processes and Procedures for Complaints. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing our Chief Executive Officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with our Chief Executive Officer. If an individual prefers not to discuss a matter with the Chief Executive Officer or if the Chief Executive Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit Committee, Mr. Levin.

Compensation Committee

Responsibilities. The primary responsibilities of the Compensation Committee include:

●

determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

●

determining any revisions to corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers and establishing and leading a process for the full Board to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

●

administering our equity-based compensation plans, including determining specific grants of options and other awards for executive officers and other employees under our equity-based compensation plans;

●	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Compensation Committee are Messrs. Adams, Giles, and Levin and Ms. Hollingsworth. Mr. Adams is the chair of the Compensation Committee. Each of the three current members of the Compensation Committee is an “independent director” under the Listing Rules of the Nasdaq Capital Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings. The Compensation Committee met 18 times during 2020, including joint meetings with the Board.

Processes and Procedures for Consideration and Determination of Executive Compensation. The Compensation Committee has authority to determine all compensation applicable to our executive officers. In setting executive compensation for our executive officers, the Compensation Committee considers, among other things, the following primary factors: each executive’s position within the Company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our Company; Company and individual performance; and the executive’s current and historical compensation levels. The Compensation Committee has also from time to time – including during 2020 – retained the services of its independent consulting firm, Radford, to provide advice with respect to executive compensation, such as developing a group of comparable peer companies and reviewing executive and director compensation levels. In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee may consider information gathered by, and the recommendations of, Radford, when necessary and appropriate.

In making decisions regarding the form and amount of compensation to be paid to our executive officers (other than our Chief Executive Officer), the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members. The Compensation Committee meets in executive session regularly and makes all executive compensation decisions about the Chief Executive Officer without the presence of the Chief Executive Officer or any executive or employee of our company.

Processes and Procedures for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determining compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes the final decision.

In making decisions regarding compensation to be paid to our non-employee directors, the Board considers factors such as its own views as to the form and amount of compensation to be paid, the current and anticipated time demands placed on non-employee directors and other factors that may be relevant, including the recommendations of Radford, when necessary and appropriate.

Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee are:

●	identifying individuals qualified to become Board members;
●	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;
●	general management and director succession planning ;
●

being aware of best practices in corporate governance and developing and recommending to the Board a set of corporate governance standards to govern the Board, its committees, our company and our employees in the conduct of our business and affairs;

●	developing and overseeing a Board and Board committee evaluation process; and
●

reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board plans for executive officer development and succession plans for the Chief Executive Officer and other key executive officers and employees; and

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Messrs. Adams, Giles, and Levin and Ms. Hollingsworth. Mr. Giles is the chair of the Nominating and Corporate Governance Committee. Each of the three current members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the Listing Rules of the Nasdaq Capital Market.

Meetings. The Nominating and Corporate Governance Committee met three times during 2020 and acted by unanimous written consent once.

Processes and Procedures for Consideration Director Nominations. In selecting nominees for the Board, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that our Company and stockholders benefit from the continued service of certain qualified incumbent directors because those directors have familiarity with and insight into our Company’s affairs that they have accumulated during their tenure with Diffusion. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee intends to first solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board and senior management of Diffusion. In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating and Corporate Governance Committee then intends to review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board (including with respect to diversity), and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our management, other Board members and any other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended described above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include:

●	whether the candidate is an “independent director” under applicable independence tests under the federal securities laws and rules and regulations of the SEC;

●	whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee;
●	whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of serving as a member of the Audit Committee;
●	the needs of the Company with respect to the particular talents and experience of our directors;
●	the personal and professional integrity and reputation of the candidate;
●	the candidate’s level of education and business experience;
●	the candidate’s business acumen;
●	the candidate’s level of understanding of our business and industry and other industries relevant to our business;
●	the candidate’s ability and willingness to devote adequate time to the work of the Board and its committees;
●

the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of our company;

●	whether the candidate possesses strategic thinking and a willingness to share ideas;
●	the candidate’s diversity of experiences, expertise and background, in general and as compared to other directors on the Board; and
●	the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider the factors described above. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise, and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The committees of the Board oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes for the management of business and financial risk, our financial reporting obligations, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and management and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our Board committees that are currently comprised of and chaired by our independent directors and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, executive officers and other employees, and meets the requirements of the SEC. A copy of our Code of Business Conduct and Ethics is available on the Investor Relations—Corporate Governance—Code of Business Conduct and Ethics section of our corporate website at www.diffusionpharma.com.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the Board that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit.

Process Regarding Stockholder Communications with Board

Stockholders may communicate with the Board or any one particular director by sending correspondence, to our General Counsel & Corporate Secretary via e-mail to proxyrequests@diffusionpharma.com or via mail to 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902, with an instruction to forward the communication to the Board or one or more particular directors. Our General Counsel & Corporate Secretary will forward promptly all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that the Board will consist of at least one member, or such other number as may be determined by the Board or our stockholders. The Board has currently fixed the number of directors at seven.

Nominees for Director

The Board has nominated the following seven individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board, other than Mr. Francois and Dr. Lanchoney. Two of our current directors – David G. Kalergis and John L. Gainer – will not stand for re-election at the Annual Meeting and, accordingly, their term on the Board will end upon the conclusion of the Annual Meeting.

●	Robert Adams
●	Robert J. Cobuzzi, Jr., Ph.D.
●	Eric Francois
●	Mark T. Giles
●	Jane H. Hollingsworth
●	Diana Lanchoney, M.D.
●	Alan Levin

Proxies only can be voted for the number of persons named as nominees in this Proxy Statement, which is seven. If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Current Directors Standing for Re-Election and Board Nominees

The table below sets forth, as of the date of this Proxy Statement, certain information that has been furnished to us by each current director standing for re-election and each other individual who has been nominated by the Board to serve as a director of our company.

Name	Age	Director Since
Robert Adams*	70	2016
Robert J. Cobuzzi, Jr., Ph.D.	56	2020
Eric Francois	46	Nominee
Mark T. Giles*	66	2016
Jane H. Hollingsworth*	63	2020
Diana Lanchoney, M.D.	54	Nominee
Alan Levin*	57	2016

* - Current member of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

Additional Information About Current Directors and Board Nominees

The paragraphs below provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or served as a director during the past five years. We believe that all of our directors and director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director in light of our business and structure.

Board Nominees

Current Directors Standing for Re-Election

Robert Adams — Mr. Adams has served as a director since January 2016 and as a director of Diffusion LLC since 2002. Prior to his retirement in 2015, Mr. Adams was a partner in the intellectual property law firm of Nixon & Vanderhye P.C, where he had practiced for over 25 years, focusing on patent litigation and international patent licensing and negotiations. During that time period, Mr. Adams was lead litigation counsel in more than 50 major intellectual property lawsuits, where he directly handled, for example, all intellectual property valuations and settlements on behalf of his U.S. and foreign clients. Moreover, Mr. Adams served as the head negotiator for a well-known Japanese consumer products company for 15 years in various complicated licensing situations. Those negotiations typically involved the cross-licensing of up to hundreds of U.S. and foreign patent rights. His lead licensing activities on behalf of that client included, among other things, multi-year negotiations with Texas Instruments, Advanced Micro Devices and Freescale. Mr. Adams received a B.A. from the University of Maryland and a J.D. from George Washington University (with honors), and is a member of the Virginia State Bar.

The Board believes Mr. Adams’ perspective and experience as a director of Diffusion, as well as the depth and breadth of his intellectual property experience, provide him with the qualifications to serve as a director.

Robert J. Cobuzzi, Jr., Ph.D. – Dr. Cobuzzi has served as a director since January 2020 and as our President and Chief Executive Officer since September 2020. Prior to joining Diffusion, Dr. Cobuzzi served as Advisor of the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children, from January 2019 to April 2020 and as President and Chief Executive Officer of MitoCUREia, Inc., an affiliated company, from July 2019 to July 2020. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer, most recently serving as President of Endo Ventures Ltd. Dr. Cobuzzi currently serves as Chairman of the Business Development Board of Sunstone Life Science Ventures, an early-stage, European focused investor in human therapeutics. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

The Board believes Dr. Cobuzzi’s experience and insight with drug development and business development and funding, both in the U.S. and abroad, as well as his experience and background as our Chief Executive Officer, provide him with the qualifications to serve as a director.

Mark T. Giles — Mr. Giles has served as a director since January 2016 and as a director of Diffusion LLC since 2008. Since July 2007, Mr. Giles has been the sole managing member of Panda Holdings, LLC, which engages in the investment and management of private capital. Since February 2015, Mr. Giles has been a general partner of Anchormark Holdings, LLC, which engages in the investment and management of private capital. Prior to joining Panda Holdings and Anchormark Holdings, Mr. Giles served as the Chief Executive Officer of Virginia National Bank from July 1998 until June 2007 and thereafter continued to serve as the non-executive Chairman until December 2011. Prior to joining Virginia National Bank, Mr. Giles also served as the president of two publicly traded bank holding companies and subsidiary banks in Texas and practiced law with the banking group of a Houston law firm. He chairs the board of Expedition Trust Company. Mr. Giles received a B.S. from the McIntire School of Commerce at the University of Virginia and a J.D. from the University of Virginia School of Law.

The Board believes Mr. Giles’ perspective and experience as a director of Diffusion, as well as the depth and breadth of his business and legal experience, provide him with the qualifications to serve as a director.

Jane H. Hollingsworth – Ms. Hollingsworth has served as a director since September 2020. She currently serves as Managing Partner of Militia Hill Ventures, an investment firm focused on building, growing and investing in high-quality life sciences companies, a role she has held since Militia Hill’s founding in 2013. Prior to founding Militia Hill, Ms. Hollingsworth served as Executive Chair of Immunonome Inc., a cancer immunotherapy company, and co-founder and Chief Executive Officer of NuPathe, Inc., a publicly-traded biopharmaceutical company focused on diseases of the central nervous system, prior to the acquisition of NuPathe by Teva Pharmaceuticals in 2014. She also currently serves on the board of various industry and community organizations, including DS Biopharma, the University City Science Center, the Kimmel Center for the Performing Arts and Breatcancer.Org. Ms. Hollingsworth received her B.A. from Gettysburg College and her J.D. from Villanova University.

The Board believes Ms. Hollingsworth’s industry perspective and experience, including as chief executive officer and director of a publicly-traded biopharmaceutical company, as well as her depth of her other operating and senior management experience in our industry and educational background, provide her with the qualifications to serve as a director.

Alan Levin — Mr. Levin has served as a director since January 2016 and as a director of Diffusion LLC since June 2015. He previously served as Executive Vice President and Chief Financial Officer of Endo Health Solutions Inc., a global specialty healthcare company, from June 2009 until his retirement in September 2013. Prior to joining Endo, Mr. Levin worked with Texas Pacific Group, a leading private equity firm, and one of their start-up investments. Before that, he was Senior Vice President & Chief Financial Officer of Pfizer, Inc. where he worked for 20 years in a variety of executive positions of increasing responsibility, including Treasurer and Senior Vice President of Finance & Strategic Management for the company’s research and development organization. Mr. Levin received a bachelor’s degree from Princeton University and a master’s degree from New York University’s Stern School of Business. Mr. Levin is a certified public accountant. Mr. Levin currently serves as a member of the board of directors of Biocryst Pharmaceuticals, Inc., a Nasdaq-traded biopharmaceuticals company. He is also a member of the Advisory Board of Auven Therapeutics, a private equity fund; and the Critical Path Institute, a nonprofit collaboration between the Food and Drug Administration and pharmaceutical industry participants focused on streamlining and accelerating the development and regulatory pathways for innovative medicines. From December 2013 to July 2019, he was a member of the board of directors of Aceto Corporation, a Nasdaq-traded company specialized in generics and pharmaceutical intermediate products.

The Board believes that the combination of Mr. Levin’s perspective and experience as a director of Diffusion; his experience in financial reporting, treasury and corporate finance (including his prior positions as chief financial officer of Endo and Pfizer, Inc.); and his executive-level experience in the pharmaceutical industry all provide him with the qualifications and skills to serve as a director.

Nominees Not Currently on the Board Standing for Election

Eric Francois – If elected by our stockholders, Mr. Francois will join the Board as a director immediately upon the conclusion of the Annual Meeting. Since November 2015, Mr. Francois has served as Chief Financial Officer of Scynexis, Inc., a pharmaceutical company pioneering innovative medicines to potentially help millions of patients worldwide in need of new options to overcome and prevent difficult-to-treat and drug-resistant infections. He previously served as co-founder and Chief Operating Officer of Topi, Inc., a technology startup, from July 2013 to October 2015, where he was responsible for all marketing, commercial and financial activities and helped grow the company from inception to over 250 clients worldwide. Previously, Mr. Francois served from September 2007 to July 2013 as a Director in the Equity Capital Markets Group at Lazard Ltd where he led capital raisings and advisory assignments for healthcare and biotechnology companies. He started his career in September 2000 at Cowen and Company in the Equity Capital Markets and Convertible Debt Groups. Mr. Francois holds a B.A. in Economics and Business Administration and a M.A. in Marketing from Pantheon-Sorbonne University, France.

The Board believes that the combination of Mr. Francois’s perspective and industry experience, his experience in financial reporting, corporate finance, and capital raising transactions, and his executive-level experience in the pharmaceutical industry all provide him with the qualifications and skills to serve as a director.

Diana Lanchoney, M.D. – If elected by our stockholders, Dr. Lanchoney will join the Board as a director immediately upon the conclusion of the Annual Meeting. Since 2014, Dr. Lanchoney has served as a Vice President of CSL Behring, Inc., a global biopharmaceutical company manufacturing plasma-derived and recombinant therapeutic products, since January 2018 as Vice President, Clinical Pharmacology and Translational Development and prior to that as Vice President, R&D Project Management, from October 2014 to December 2017. Prior to joining CSL, Dr. Lanchoney served in positions of increasing responsibility with Merck & Co., a global pharmaceutical company, most recently as Associate Vice President, Corporate Strategy. Dr. Lanchoney received her B.A. in Economics and German Studies from Tufts University and her M.D. from the University of Pennsylvania.

The Board believes Dr. Lanchoney’s professional and academic background and experience provide her with the qualifications to serve as a director, including the depth and breadth of her experience with clinical development, corporate strategy, and pharmaceutical industry partnering.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL SEVEN OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Independent Auditor’s Fees

The table below presents fees billed to us for professional services rendered by KPMG, our current independent registered public accounting firm, for the years ended December 31, 2020 and December 31, 2019.

	Aggregate Amount Billed
	2020	2019
Audit Fees	$508,060	$498,265
Audit-Related Fees	$—	$—
Tax Fees	$80,000	$—
All Other Fees	$—	$—
Total	$588,060	$498,265

Tax Fees in 2020 represent fees paid to KPMG in connection with an analysis under Section 382 of the Tax Code.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. All services rendered by KPMG during 2020 and 2019 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Board with respect to our financial statements for the year ended December 31, 2020.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2020 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with KPMG, our independent registered public accounting firm for the year ended December 31, 2020, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee has discussed with KPMG its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2020 be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee Alan Levin, Chair Robert Adams Mark T. Giles
Jane H. Hollingsworth

EXECUTIVE OFFICERS

The table below sets forth, as of the date of this Proxy Statement, certain information concerning our executive officers. Biographical information for Dr. Cobuzzi is included under the heading, “Proposal No. 1—Election of Directors—Additional Information About Current Directors and Board Nominees”.

Name	Age	Position with Diffusion
Robert J. Cobuzzi, Jr., Ph.D.	56	President and Chief Executive Officer
William K. Hornung	52	Chief Financial Officer
Christopher D. Galloway, M.D.	50	Chief Medical Officer
William R. Elder	38	General Counsel & Corporate Secretary

William K. Hornung – Mr. Hornung serves as our Chief Financial Officer, a position he has held since September 2018. Prior to his appointment as Chief Financial Officer, Mr. Hornung served as the Chief Business Officer at Diffusion from July 2017 through September 2018. Previously, Mr. Hornung served as Chief Financial Officer of Contravir Pharmaceuticals from June 2014 to November 2015 and helped the company up-list to Nasdaq and raise nearly $30 million. Prior to Contravir, from 2002 through 2014 Mr. Hornung held positions of increasing responsibility with PTC Therapeutics, most recently serving as Vice President of Finance from April 2012 to March 2014. While at PTC Therapeutics he oversaw the IPO process and raised more than $1 billion. From 1998 through 2002 Mr. Hornung was with Elan Pharmaceuticals (formerly The Liposome Company) in various financial roles. At Liposome and Elan he was responsible for strategic planning and operations of the company's UK-based European headquarters. Earlier in his career Mr. Hornung worked for a clinical research organization where he was responsible for project management and nearly all financial aspects of the company. Mr. Hornung holds a Bachelor of Science in Accounting from the William Paterson State University of New Jersey.

Christopher D. Galloway, M.D. – Dr. Galloway has served as our Chief Medical Officer since October 2020. Prior to joining Diffusion, Dr. Galloway served as senior medical director in critical care for La Jolla Pharmaceutical Company from August 2018 to September 2020, where he chaired and oversaw La Jolla’s investigator-initiated and collaborative research programs and supported the commercial and medical teams in connection with the launch of GIAPREZA™(angiotensin II), which has been approved by the U.S. Food and Drug Administration as a vasoconstrictor to increase blood pressure in adults with septic or other distributive shock. Prior to his time at La Jolla, Dr. Galloway served as medical director for global clinical development at Rakuten Medical Inc. (f/k/a Aspyrian Therapeutics, Inc.), a biotechnology company developing cell-targeting investigative immuno-oncology therapies, from December 2016 to July 2018 and as medical affairs director within Merck & Co., Inc.’s immunotherapy division from August 2015 to November 2016. Dr. Galloway received his doctor of medicine from the University of Texas Medical Branch at Galveston, completed his residency in emergency medicine at Carolinas Medical Center in Charlotte, NC, and received a B.A. in biology from the University of Texas at Austin. He is licensed to practice medicine in the State of Colorado and is a diplomate of the American Board of Emergency Medicine.

William R. Elder – Mr. Elder has served as our General Counsel & Corporate Secretary since September 2020. Prior to joining Diffusion, Mr. Elder principally served as president and chief executive officer of BillyVonElds, LLC, a season-long and daily fantasy sports company, where he managed all corporate, legal, and operational aspects of the business from April 2019 to September 2020. From July 2020 to September 2020, Mr. Elder also served as a part-time consultant to Diffusion. From 2011 to February 2019, Mr. Elder served as a corporate and securities associate for Dechert LLP, an international law-firm, where Mr. Elder’s practice focused primarily on counseling public companies on securities laws and regulatory requirements, corporate governance matters, and financial transactions in the equity and debt markets. He received his J.D. from the University of Pennsylvania Law School, an M.S. in finance from Villanova University, and a B.A. in economics from Tufts University.

No family relationships exist among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides summary compensation information concerning compensation awarded for service during the years ended December 31, 2020 and December 31, 2019 to the individuals that served as our named executive officers during the year ended December 31, 2020.

Name and Principal Position	Year	Salary (1)	Bonus Compensation (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Robert J. Cobuzzi, Jr., Ph.D. (6)	2020	$129,046	$67,650	$50,031	$512,233	$58,535	$817,495
Chief Executive Officer	2019	$--	$--	$--	$--	$--	$--
William K. Hornung	2020	$298,100	$93,902	$--	$130,083	$17,866	$539,951
Chief Financial Officer	2019	$250,000	$55,000	$--	$20,207	$15,833	$341,040
Christopher D. Galloway, M.D. (6)	2020	$66,827	$37,500	$--	$190,882	$4,599	$299,808
Chief Medical Officer	2019	$--	$--	$--	$--	$--	$--
William R. Elder (6)	2020	$68,270	$24,750	$--	$147,429	$25,266	$265,715
General Counsel	2019	$--	$--	$--	$--	$--	$--
David G. Kalergis (7)	2020	$255,537	$60,000	$--	$--	$165,899	$481,436
Former Chief Executive Officer	2019	$410,000	$50,000	$--	$190,502	$15,717	$666,219

1.	Represents cash portion of base salary as described below under “—Employment Agreements.”
2.	Represents the annual cash incentive bonuses for service during the applicable year by our named executive officers as described further below under “—2020 Bonus Compensation”.
3.

The amount shown in this column reflects the grant date fair value of a restricted stock unit award made to Dr. Cobuzzi in connection with his initial appointment to the Board in January 2020, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. The assumptions used in the Black-Scholes model for the fiscal years ended December 31, 2020 are disclosed in Note 8 to the audited financial statements included in our Annual Report.

4.

The amounts shown in this column reflect the grant date fair value of option awards granted for service during the applicable year, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. Amounts shown for 2019 include awards for service during 2019 granted in January 2020. Amounts shown for 2020 include awards with the following grant date fair values: (i) with respect to Dr. Cobuzzi, $49,971 granted in January 2020 in connection with his initial appointment to the Board, $50,867 granted in June 2020 in connection with his service as a non-employee director during 2020, $354,483 granted in September 2020 in connection with his initial appointment as Chief Executive Officer, and $56, 912 granted in March 2021 for his service as Chief Executive Officer during 2020; (ii) with respect to Mr. Hornung, $130,083 granted in March 2021 for his service during 2020, (iii) with respective to Dr. Galloway, $162,083 granted in October 2020 in connection with his initial appointment as Chief Medical Officer and $28,799 granted in March 2021 for his service during 2020, and (iv) with respect to Mr. Elder, $54,523 granted in September 2020 in connection with his initial appointment as General Counsel and $92,906 granted in March 2021 for his service during 2020. The assumptions used in the Black-Scholes model for the fiscal years ended December 31, 2020 and 2019 are disclosed in Note 8 to the audited financial statements included in our Annual Report and Note 10 to the audited financial statements included in on Form 10-K for the year ended December 31, 2019, respectively.  Assumptions used during the fiscal year ending 2021 will be disclosed in our Annual Report on Form 10-K for the year ending December 31, 2021.

5.

The amounts reported in this column for 2020 represent (v) with respect to Dr. Cobuzzi, (i) $50,076 in fees for his service as a non-employee director from January 2020 to September 2020 prior to his appointment as Chief Executive Officer in September 2020 (including fees for committee service), (ii) $5,162 in 401(k) Plan matching contributions by the Company, and (iii) $3,297 in Company-paid health insurance premiums, (w) with respect to Mr. Hornung, (i) $6,459 in 401(k) Plan matching contributions by the Company and (ii) $11,407 in Company-paid health insurance premiums, (x) with respect to Dr. Galloway, (i) $2,500 in 401(k) Plan matching contributions by the Company and (ii) $2,099 in Company-paid health insurance premiums, (y) with respect to Mr. Elder, (i) $24,775 in fees for his service as a consultant to the Company from July 2020 to September 2020 prior to his appointment as General Counsel & Corporate Secretary and (ii) $491 in Company-paid health insurance premiums, and (z) with respect to Mr. Kalergis, (i) $136,667 paid pursuant to the Separation Agreement entered into between the Company and Mr. Kalergis in September 2020, (ii) $18,740 in fees for his service as a non-employee director and chairman of the Board from September 2020 to December 2020 following his retirement in September 2020, (iii) $8,764 in 401(k) Plan matching contributions by the Company, and (iv) $1,728 in Company-paid health insurance premiums.  The amounts reported in this column for 2019 represent 401(k) Plan matching contributions by the Company and Company-paid health insurance premiums.

6.

Dr. Cobuzzi began his employment as President & Chief Executive Officer on September 8, 2020 and began his service as a director on January 7, 2020, Dr. Galloway began his employment as Chief Medical Officer on October 19, 2020, and Mr. Elder began his employment as General Counsel & Corporate Secretary on September 23, 2020.  Accordingly, none of Drs. Cobuzzi or Galloway or Mr. Elder received any compensation from the Company during 2019 and, during 2020, each received pro-rated compensation in accordance with his respective term of service.

7.

Effective September 8, 2020, Mr. Kalergis retired and resigned from his employment as Chief Executive Officer.  Accordingly, during 2020, Mr. Kalergis received pro-rated compensation and his severance compensation in accordance with the terms of his employment agreement prior to such date and the terms of his separation agreement thereafter.

Employment Agreements

Robert J. Cobuzzi, Jr., Ph.D., President & Chief Executive Officer. Effective September 8, 2020, we entered into an employment agreement with Dr. Cobuzzi pursuant to which he serves as our President & Chief Executive Officer. The employment agreement has an indefinite term. Dr. Cobuzzi is currently entitled to an initial annual base salary of $410,000, subject to increase at the discretion of the Board. Dr. Cobuzzi has the opportunity to earn a target annual bonus of 50 percent of his base salary. The Board may, in its discretion, pay a portion of Dr. Cobuzzi’ annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Dr. Cobuzzi’ entire base salary and annual bonus will be paid in cash. For 2020, Dr. Cobuzzi’ entire pro-rated base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

William K. Hornung, Chief Financial Officer. Effective September 21, 2018, we entered into an amended and restated employment agreement with Mr. Hornung pursuant to which he serves as our Chief Financial Officer. The employment agreement has an indefinite term. Mr. Hornung was entitled to an annual base salary of $298,100 during 2020, subject to increase at the discretion of the Board. Mr. Hornung has the opportunity to earn a target annual bonus of 35 percent of his base salary. The Board may, in its discretion, pay a portion of Mr. Hornung’s annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Mr. Hornung’s entire base salary and annual bonus will be paid in cash. For 2020, Mr. Hornung’s entire base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 18 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

Christopher D. Galloway, Chief Medical Officer. Effective October 19, 2020, we entered into an employment agreement with Dr. Galloway pursuant to which he serves as our Chief Medical Officer. The employment agreement has an indefinite term. Dr. Galloway is entitled to an initial annual base salary of $375,000, subject to increase at the discretion of the Board. Dr. Galloway has the opportunity to earn a target annual bonus of 40 percent of his base salary. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition (applicable during employment and for 12 months thereafter) and non-solicitation provisions (applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

William R. Elder, General Counsel & Corporate Secretary. Effective September 23, 2020, we entered into an employment agreement with Mr. Elder pursuant to which he serves as our General Counsel & Corporate Secretary. The employment agreement has an indefinite term. Mr. Elder is entitled to an initial annual base salary of $250,000, subject to increase at the discretion of the Board. Mr. Elder has the opportunity to earn a target annual bonus of 30 percent of his base salary. The Board may, in its discretion, pay a portion of Mr. Elder’s annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Mr. Elder’s entire base salary and annual bonus will be paid in cash. For 2020, Mr. Elder’s entire pro-rated base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

David G. Kalergis, Former Chief Executive Officer. Effective September 6, 2016, we entered into an employment agreement with David G. Kalergis pursuant to which he served as our Chief Executive Officer until his retirement and resignation on September 8, 2020. Mr. Kalergis was entitled to an annual base salary of $410,000 during 2020 and had the opportunity to earn a target annual bonus of 45 percent of his base salary. The Board may have, in its discretion, paid a portion of Mr. Kalergis’ annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Mr. Kalergis’ entire base salary and annual bonus would be paid in cash. For 2020, Mr. Kalergis’ entire pro-rated base salary was paid in cash. The employment agreement contained certain severance and change of control provisions. The employment agreement also contained certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

On September 8, 2020, Mr. Kalergis’ employment with the Company ended due to Mr. Kalergis’ retirement and resignation as Chief Executive Officer. In connection with his cessation of employment, the Company and Mr. Kalergis entered into a separation agreement memorializing his severance benefits and providing for certain modifications to the vesting and termination provision of Mr. Kalergis’ existing equity awards, all as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” Following his retirement and resignation as Chief Executive Officer, Mr. Kalergis continued to serve on the Company’s Board as its Chairman and received pro-rated compensation for his services as a non-employee member of the Board and Chairman of the Board during his term.

Long-Term Equity Incentive Compensation and Other Compensatory Arrangements

The Compensation Committee administers the 2015 Equity Plan in which our named executive officers participate, the bonus payments made to our named executive officers provided for in the employment agreements described under the heading “—Employment Agreements,” and any other compensation-related matters as they otherwise determine in their discretion. The option grants made for service during 2020 to the named executive officers vest and become exercisable in equal (or as near equal as possible) installments over a 36-month period until fully vested, subject to their continued employment through the applicable vesting date.

Beginning in 2021, the Compensation Committee determined that 50% of any annual long-term equity incentive awards granted to our named executive officers for service during a given year will be granted at the outset of the year in the form of performance-based options the vesting of which will be dependent on the achievement of specified performance metrics during the year of grant.  The remaining 50 percent will continue to be granted in the form of option awards subject to time-based vesting, such awards (if any) to be granted early in the subsequent year at the discretion of the Compensation Committee (e.g. time-based awards based on performance during 2021 will be granted early in 2022).

The Compensation Committee believes this split will better achieve the dual goals of aligning the compensation of our named executive officers with the success of the Company and the long-term retention of our named executive officers.

2020 Bonus Compensation

Executive bonuses are determined by the Compensation Committee. The Compensation Committee determines whether bonuses are earned and the amounts of the bonus payout by considering a number of factors, the principal factor being based upon the performance goals developed by the Compensation Committee. Other important factors include clinical trial progress, business development activities, status of public filings, capital raising transactions, and stock price performance.

Outstanding Equity Awards at Fiscal Year End

Option Awards

The table below provides information regarding unexercised stock option awards held by each of our named executive officers that remained outstanding as of December 31, 2020. Unless otherwise indicated, each grant was awarded under our 2015 Equity Plan.

Name	Award Type	Grant Date	Shares Underlying Unexercisable Options Exercisable	Shares Underlying Unexercisable Options Unexercisable	Exercise Price	Expiration Date
Robert J. Cobuzzi, Jr., Ph.D.	NQO	1/7/2020	79,067	39,533	$0.42	1/7/2030
	NQO	6/17/2020	35,758	25,542	$1.00	6/17/2030
	NQO	9/8/2020	—	475,000	$0.79	9/8/2030
William K. Hornung	NQO	1/2/2018	6,000	—	$17.70	1/2/2028
	NQO	1/2/2019	10,889	5,445	$2.10	1/2/2029
	NQO	1/2/2020	17,533	35,067	$0.46	1/2/2030
Christopher D. Galloway, M.D.	NQO*	10/19/2020	11,111	188,889	$0.85	10/19/2030
William R. Elder	NQO*	9/22/2020	5,833	64,167	$0.82	9/22/2030
David G. Kalergis	NQO	5/17/2012	1,973	—	$31.50	5/17/2022
	NQO	10/9/2012	609	—	$31.50	10/9/2022
	NQO	10/9/2012	1,827	—	$31.50	10/9/2022
	NQO	10/5/2013	853	—	$51.00	10/5/2023
	NQO	10/5/2013	1,218	—	$91.50	10/5/2023
	NQO	12/1/2014	1,218	—	$61.50	12/1/2024
	NQO	12/1/2014	853	—	$61.50	12/1/2024
	NQO	10/30/2015	2,436	—	$81.00	10/30/2025
	NQO	10/30/2015	2,211	—	$81.00	10/30/2015
	NQO	5/16/2016	1,362	—	$144.00	5/16/2026
	NQO	12/8/2016	7,000	—	$41.10	12/8/2026
	NQO	5/10/2017	2,734	—	$44.40	5/10/2027
	NQO	1/2/2018	3,667	—	$17.70	1/2/2028
	NQO	1/2/2020	262,900	—	$0.46	1/2/2030

* - Non-plan based equity award grant made as an inducement to the individual’s acceptance of employment with Diffusion in accordance with Nasdaq Listing Rule 5635(c)(4).

Stock Awards

The table below provides information regarding stock awards held by each of our named executive officers that remained outstanding as of December 31, 2020, if any. Unless otherwise indicated, each grant was awarded under our 2015 Equity Plan.

Name	Award Type	Grant Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested (1)
Robert J. Cobuzzi, Jr., Ph.D.	RSU	1/7/2020	98,100	$78,480

1)

Based on a price per share of $0.80, the closing price of our common stock on December 31, 2020 as reported by Nasdaq. The award was granted to Dr. Cobuzzi in connection with his appointment as a non-employee director in January 2020 and will vest in six tri-monthly installments commencing July 1, 2021.

401(k) Retirement Plan

We maintain our 401(k) Plan pursuant to which all eligible employees are entitled to make pre-tax and after-tax contributions of their compensation. In addition, the Company makes discretionary matching contributions at a rate of 100% for contributions up to 3% of the participant’s eligible compensation and 50% for any additional contributions up to 5% of the participant’s eligible compensation. The matching contributions received by our named executive officers in 2019 and 2020 are reported in the “All Other Compensation” column of the Summary Compensation Table above.

Post-Termination Severance and Change in Control Arrangements

Current Named Executive Officers

As described under the heading “—Employment Agreements,” we have entered into employment agreements with each of Drs. Cobuzzi and Galloway and Messrs. Kalergis and Elder that provide for certain severance and change of control benefits, subject to the execution and non-revocation of a release of claims by the executive or his estate (as applicable).

Under Dr. Cobuzzi’s employment agreement, if his employment is terminated by us other than for “cause,” death or “disability,” or by Dr. Cobuzzi for “good reason” (as such terms are defined in the employment agreement), Dr. Cobuzzi will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 12 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the employment agreement), then Dr. Cobuzzi will be entitled to receive the same severance benefits as described above, except that he will receive (a) a payment equal to two times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 12 months of base salary continuation, and (b) a payment equal to 36 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Dr. Cobuzzi’s employment is terminated by us without cause or by Dr. Cobuzzi for good reason, in either case, upon or within 24 months following a change of control, then Dr. Cobuzzi will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements for each of Dr. Galloway and Messrs. Hornung and Elder, in the event that his employment is terminated by us other than for “cause”, death or “disability” or upon his resignation for “good reason” (as such terms are defined in the applicable employment agreement), the applicable executive will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then he will be entitled to receive the same severance benefits as described above, except that he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) a payment equal to 18 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and in installments over 9 or 12 months in other cases). In addition, if the applicable executive’s employment is terminated by the Company without cause or by the applicable executive for good reason, in either case, upon or within 24 months following a change of control, then the applicable executive will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements for each of our current named executive officers, in the event that the executive’s employment is terminated due to his death or disability, he (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Further, under the terms of the stock option agreements with our named executives officers, upon a completion of a “change of control” (as defined in the 2015 Equity Plan), options held by our named executive officers will become immediately vested and remain exercisable through their expiration date regardless of whether the holder remains in the employment or service of the Company after the change of control. Alternatively, in connection with a change of control, the Compensation Committee may, in its sole discretion, cash out the options.

Former Chief Executive Officer

In connection with Mr. Kalergis’ resignation, retirement, and termination of employment, we entered into a separation agreement with Mr. Kalergis which entitles Mr. Kalergis to, among other things, his pro-rated annual bonus for calendar year 2020, an amount in cash equal to $410,000 payable in bi-weekly installments over a one year period, and COBRA reimbursement for 12 months following termination of employment. Mr. Kalergis’ separation agreement also provides that all outstanding and unvested options held by Mr. Kalergis as of the date of the separation agreement vested as of September 8, 2020, and all options outstanding and vested will remain exercisable in accordance with their respective terms until the expiration date stated in the applicable option documents as if his employment had not terminated (but in no event beyond the applicable option expiration date).

The separation agreement further provides that Mr. Kalergis will remain on the Board as its Chairman through the term ending at the Annual Meeting. Following his resignation and retirement as Chief Executive Officer, Mr. Kalergis received the compensation described under the headings “Executive Compensation – Summary Compensation Table” and “Director Compensation” for his service as a non-employee director and as Chairman of the Board.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act. This advisory vote, commonly known as a “say-on-pay” vote, is an annual, non-binding vote on the compensation paid to our named executive officers as described in this Proxy Statement under the heading “Executive Compensation”, including the Summary Compensation Table and the other related tables and narrative disclosure. At the Annual Meeting, our stockholders will also have the opportunity to vote on the frequency of future advisory votes on executive compensation as described in Proposal 4. Following the Annual Meeting, the next say-on-pay frequency vote will be at the 2027 Annual Meeting of Stockholders. In general, our executive compensation program during the year ended December 31, 2020 was designed to, among other things, attract and retain executives who are important to the success of our company and the creation of value for our stockholders, create stockholder value by aligning executives’ interests with stockholders’ interests, and motivate and reward our executives for the achievement of company and individual performance objectives, the creation of stockholder value in the short and long term and their contributions, in general, to the success of our company by supporting a “pay-for-performance” philosophy.

Please read the “Executive Compensation” section of this Proxy Statement. That section of this Proxy Statement, which includes compensation tables and related narrative discussion, describes the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee and the Board in 2020.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement. This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Proposed Resolution

Accordingly, the Board unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Diffusion Pharmaceuticals Inc. hereby approve, on an advisory basis, the compensation paid to the named executive officers during the year ended December 31, 2020, as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation” section, the Summary Compensation Table and the other related tables and narrative disclosure.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

Pursuant to Section 14A of the Exchange Act, we are seeking the input of our stockholders on the frequency with which they will be asked to vote on the compensation of our named executive officers. Our stockholders are being asked to indicate their preferences for one of the following options: (a) once every year (“Every 1 Year”), (b) once every two years (“Every 2 Years”), or (c) once every three years (“Every 3 Years”). Stockholders may also abstain from voting on this matter.

The Board recommends that the advisory vote on the compensation of the named executive officers be held every year. As described in greater detail in this Proxy Statement under the heading, “Executive Compensation,” the Company’s executive compensation program is designed to attract, retain, and motivate a team of highly qualified executives who will create both near-term and long-term value for the stockholders. The Board has determined that although a large part of the Company’s focus is on long-term value, the stockholders should have an annual opportunity to provide input on the executive compensation program. The Board’s determination was based upon the premise that the executive compensation program is evaluated, adjusted, and approved on an annual basis by the Compensation Committee and the Board’s belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual determinations. Additionally, an annual vote promotes a higher level of accountability to our stockholders, fosters more frequent communication between the Compensation Committee and our stockholders, and furthers our commitment to maintaining high standards of corporate governance.

Vote Required; Board Recommendation

Approval of a specific frequency requires the affirmative vote of a plurality of shares present, in person or by proxy and entitled to vote at the Annual Meeting, meaning the alternative that receives the highest number of votes cast by stockholders will be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest vote total from our stockholders.

Board Recommendation

THE BOARD UNANIMOSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF “EVERY 1 YEAR” FOR THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for the determination of compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes final decisions regarding such compensation.

The principal elements of our director compensation program for 2020 included:

●	cash compensation in the form of annual cash retainers; and
●	long-term equity-based incentive compensation, in the form of stock options.

We did not compensate our employee directors in 2020, including Dr. Cobuzzi, our Chief Executive Officer, Mr. Kalergis, our former Chief Executive Officer and Dr. Gainer, our former Chief Scientific Officer, separately for serving on the Board while also serving as an employee. Following their respective resignations as executive officers, Mr. Kalergis and Dr. Gainer received compensation for their service as non-employee directors as set forth in the table below.

Cash Compensation

The cash compensation paid to the non-employee members of the Board for the term ending at the Annual Meeting consisted of the following cash retainers.

Description	Annual Cash Retainer
Board Member	$40,000
Chairman of the Board	$20,000
Lead Independent Director of the Board	$5,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$8,000
Audit Committee Member (other than Chair)	$7,500
Compensation Committee Member (other than Chair)	$5,000
Nominating and Corporate Governance Committee Member (other than Chair)	$4,000

The annual cash retainers are paid quarterly and otherwise in accordance with the Company’s standard payroll practices. The Compensation Committee has also reserved the right to make a portion of such payments in the form of equity rather than cash under certain conditions. During the fiscal year 2020, all retainers were paid in cash.

Long-Term Equity-Based Incentive Compensation

In addition to cash compensation, our non-employee directors receive long-term equity-based incentive compensation in the form of options to purchase shares of our common stock and restricted stock units. Upon a non-employee director’s initial appointment to the Board, he or she shall receive a stock option award with a grant date fair value of $50,000 vesting in 18 equal monthly installments following his or her appointment to the Board. In addition, upon appointment he or she also receives a restricted stock unit award for a number of shares equal to $50,000 divided by the closing price of our common stock on the date of his or her appointment, to the Board vesting in six tri-monthly installments commencing on the 18-month anniversary of his or her appointment to the Board.

In addition, each non-employee director annually receives a stock option award with a grant date fair value of $50,000 vesting in equal monthly installments over one year (previously, three years), unless otherwise provided by the Compensation Committee.

All option awards granted to our non-employee directors have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.

Summary Director Compensation Table for Fiscal 2020

The table below provides summary information concerning the compensation of each individual who served as a non-employee director of the Company during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)		All Other Compensation		Total
Robert Adams	$58,969	$--	$50,867	(3)	$--		$109,836
Robert J. Cobuzzi, Jr., Ph.D. (4)	$50,076	$50,031	$512,233	(5)	$205,155	(5)	$817,495
John L. Gainer, Ph.D. (6)	$30,988	$--	$68,256	(7)	$101,964	(8)	$201,208
Mark T. Giles	$63,048	$--	$50,867	(3)	$--		$113,915
Jane H. Hollingsworth (9)	$18,731	$49,959	$58,330	(10)	$--		$127,020
David G. Kalergis (11)	$18,740	$--	$--		$462,696	(5)	$481,436
Alan Levin	$61,469	$--	$50,867	(3)	$--		$112,336

1)

The amounts shown in this column reflect the grant date fair value of restricted stock unit awards granted during 2020 to the identified directors upon their respective initial appointments to the Board, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. See the assumptions used in the Black-Scholes Model in Note 8 to the audited financial statements included in our Annual Report. As of December 31, 2020, the aggregate number of shares underlying restricted stock units granted to our directors were as follows: Dr. Cobuzzi – 98,100, none of which were vested; Ms. Hollingsworth – 54,900, none of which were vested.

2)

The amounts shown in this column reflect the grant date fair value of option awards granted during 2020 to the identified directors, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. See the assumptions used in the Black-Scholes Model in Note 8 to the audited financial statements included in our Annual Report. As of December 31, 2020, the aggregate number of shares subject to options awarded to our each of our directors were as follows: Mr. Adams – 94,475, of which 68,933 were vested; Dr. Cobuzzi – 869,752, of which 114,825 were vested; Dr. Gainer – 258,501, of which 258,501 were vested; Mr. Giles – 93,891, of which 68,349 were vested; Ms. Hollingsworth – 67,400, of which 14,978 were vested; Mr. Kalergis – 290,861, of which 290,861 were vested; and Mr. Levin – 92,029, of which 66,487 were vested.

3)	Awards granted in June 2020 for annual service as non-employee director.
4)

Dr. Cobuzzi was appointed to the Board on January 7, 2020 and served as a non-employee director and member of the Compensation and Nominating and Governance Committees until his appointment as Chief Executive Officer on September 8, 2020. Amounts included in the “Fees Earned or Paid in Cash” column for Dr. Cobuzzi includes only fees for his service as a non-employee director (including committee service). Cash and other non-equity compensation for his service as Chief Executive Officer is included in the “All Other Compensation” column.

5)	See Summary Compensation Table for additional information.
6)	Dr. Gainer served as a non-employee director commencing on March 12, 2020 following his retirement, resignation, and separation as Chief Scientific Officer.
7)	Award granted in January 2020 for Dr. Gainer’s service as Chief Scientific Officer during 2019.
8)

Includes (i) $73,772 paid to Dr. Gainer for his service as Chief Scientific Officer prior to March 12, 2020 and (ii) $28,192 paid to Dr. Gainer pursuant to his previously disclosed consulting agreement, which expired pursuant to its terms on March 11, 2021.

9)	Ms. Hollingsworth was appointed to the Board and each of its standing committees on September 1, 2020.
10)	Award granted in September 2020 in connection with Ms. Hollingsworth’s initial appointment to the Board.
11)

Mr. Kalergis served as a non-employee director and as our Chairman of the Board commencing on September 8, 2020 following his retirement, resignation, and separation as Chief Executive Officer. Amounts included in the “Fees Earned or Paid in Cash” column for Mr. Kalergis includes only fees for his service as a non-employee director and non-executive chair of the Board. Cash and other non-equity compensation for his service as Chief Executive Officer is included in the “All Other Compensation” column.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date for (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, if any, (ii) each of our current directors and nominees for director; (iii) each of our current named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and (iv) all of our current directors, nominees for director, and named executive officers as a group. As of the date of this Proxy Statement, no beneficial owner owned 5% or more of the shares of common stock then outstanding.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable or convertible within 60 days of the Record Date are deemed outstanding for the purpose of computing the beneficial ownership percentage of the holder thereof, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Ownership is based upon information provided by each respective director and officer and public documents filed with the SEC, including Forms 3 and 4, Schedules 13D and 13G and certain other documents, which information may not be accurate as of the Record Date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Diffusion Pharmaceuticals Inc. 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage of Total Voting Power (2)
Current Directors and Director Nominees
Robert Adams (3)	98,072	*
Robert J. Cobuzzi, Jr., Ph.D. (4)	318,618	0.3%
Eric Francois (5)	--	*
John L. Gainer, Ph.D. (6)	282,890	0.3%
Mark T. Giles (7)	147,698	0.1%
Jane H. Hollingsworth (8)	37,444	*
David G. Kalergis (9)	298,483	0.3%
Diana Lanchoney, M.D. (10)	--	*
Alan Levin (11)	93,683	*
Named Executive Officers (other than Dr. Cobuzzi)
William R. Elder (12)	42,243	*
Christopher D. Galloway, M.D. (13)	77,464	*
William K. Hornung (14)	59,553	*
All Current Directors, Director Nominees, and Named Executive Officers as a Group (twelve persons) (15)	1,456,148	1.4%

* Indicates less than 0.1%

1)

Includes shares of common stock held as of the date of this Proxy Statement plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within 60 days of the Record Date.

2)

Based on an estimated 101, 903, 979 shares of common stock issued and outstanding as of the Record Date. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming (i) the exercise or conversion of all options, warrants and convertible securities exercisable or convertible within 60 days of the Record Date held by such person and (ii) the non-exercise and non-conversion of all outstanding warrants, options and convertible securities held by all other persons (including our other directors and executive officers).

3)

Consists of (a) 1,706 shares held directly by Mr. Adams, (b) 631 shares held jointly with Mr. Adams’ wife, (c) 1,260 shares held for the benefit of Mr. Adams in his 401(k) retirement account, and (d) 94,475 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

4)	Consists of (a) 14,000 shares held directly by Dr. Cobuzzi and (b) 304,618 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
5)

If elected to the Board at the Annual Meeting, Mr. Francois will receive the long-term equity-based incentive compensation payable to our directors upon their initial appointment to the Board as described under the heading “Director Compensation.”

6)

Consists of (a) 24,389 shares held by the John L. Gainer Declaration of Trust dated February 19, 2008 and (b) 258,501 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Dr. Gainer is a trustee of the revocable trust, and, as such, may be deemed to share beneficial ownership of such shares. Dr. Gainer expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

7)

Consists of (a) 294 shares held for the benefit of Mr. Giles in his individual retirement account, (b) 53,513 shares held by MTG Investment Holdings, LLC, and (c) 93,891 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Giles is the sole member of MTG Investment Holdings, LLC and may be deemed to be the beneficial owner of such securities. Mr. Giles disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

8)	Consists of 37,444 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
9)

Consists of (a) 4,578 shares held directly by Mr. Kalergis, (b) 493 shares held by Mr. Kalergis’ wife, (c) 2,551 shares held jointly with Mr. Kalergis’ wife, and (d) 290,861 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

10)

If elected to the Board at the Annual Meeting, Dr. Lanchoney will receive the long-term equity-based incentive compensation payable to our directors upon their initial appointment to the Board as described under the heading “Director Compensation.”

11)	Consists of (a) 1,654 shares held by Mr. Levin directly and (b) 92,029 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
12)	Consists of (a) 15,000 shares held directly by Mr. Elder and (b) 27,243 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
13)

Consists of (a) 20,000 shares held for the benefit of Dr. Galloway in his individual retirement account, (b) 10,000 shares held for the benefit of Dr. Galloway’s wife in her individual retirement account, and (c) 47,464 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

14)	Consists of 59,553 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
15)	Includes 1,306,079 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2020, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2020, except for the following, each of which were not timely filed: Forms 4 with respect to option grants to Mr. Hornung, Mr. Kalergis, and Dr. Gainer on January 2, 2020 filed on January 30, 2020; Forms 3 and 4 with respect to Dr. Cobuzzi’s appointment to the Board and corresponding grant of options and restricted stock units on January 7, 2020 filed on January 13, 2020; Forms 3 and 4 with respect to Ms. Hollingsworth’s appointment to the Board and corresponding grant of options and restricted stock units on September 1, 2020 filed on October 1, 2020; and Forms 3 and 4 with respect to Mr. Elder’s appointment as a named executed officer and corresponding grant of options on September 22, 2020 filed on October 14, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee is charged with the responsibility of reviewing and approving or ratifying all related person transactions in accordance with the Listing Rules of the Nasdaq Capital Market and other applicable law, rules and regulations and any related policies and procedures adopted by or on behalf of the Company and then in effect.

Since January 1, 2020 there has been one transaction to which we have been a party in which (i) the amount involved in the transaction exceeds $120,000 and (ii) any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest. The Company’s Director of Information Technologies is the son of the Chairman of the Board, a position he has held that position since December 2014. His total compensation for 2020 was $142,961.

OTHER MATTERS

Stockholder Proposals for 2022 Annual Meeting and Director Nominations

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2022 must submit the proposal so that the Corporate Secretary of the Company receives it no later than 120 days prior to the one-year anniversary of the date of this Proxy Statement, or December 30, 2021. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. Subject to certain exceptions described in our Bylaws, a stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the Corporate Secretary of the Company receives it no later than the date which is 90 days prior to the one year anniversary of this Proxy Statement, or January 30, 2022, and no earlier than the date which is 120 days prior to the one year anniversary of this Proxy Statement, or December 30, 2021. Our Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2020. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent via e-mail to proxyrequests@diffusionpharma.com or via mail to Computershare Inc., P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: Diffusion Pharmaceuticals Inc. – Legal Proxy.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon request via e-mail to proxyrequests@diffusionpharma.com or via mail to Computershare Inc., P.O. Box 43001, Providence, Rhode Island 02940-3001, Attn: Diffusion Pharmaceuticals Inc. – Legal Proxy. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the provided address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies from our stockholders by personal interview, telephone, telegram, or other electronic means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating, and returning your proxy card or by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials. You may still join the Annual Meeting and vote online, even if you have already voted by proxy.

By Order of the Board of Directors
/s/ Robert J. Cobuzzi, Jr., Ph.D.
Robert J. Cobuzzi, Jr., Ph.D.
President and Chief Executive Officer

May 20 , 2021
Charlottesville, Virginia